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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12
GENAISSANCE PHARMACEUTICALS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

GENAISSANCE PHARMACEUTICALS, INC.
Five Science Park
New Haven, Connecticut 06511
(203) 773-1450

April 28, 2004

To Our Stockholders:

        On the pages following this letter you will find the notice of our 2004 annual meeting of stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the notice. We have also enclosed a proxy card and our annual report to stockholders for the year ended December 31, 2003, which contains audited consolidated financial statements and other information of interest to our stockholders.

        The ability to have your vote counted at the meeting is an important stockholder right. Regardless of the number of shares you hold, and whether or not you plan to attend the meeting, we hope that you will cast your vote. If you are a stockholder of record, you may vote by mailing the enclosed proxy card in the envelope provided. You will find voting instructions in the proxy statement and on the enclosed proxy card. If your shares are held in "street name"—that is, held for your account by a broker or other nominee—you will receive instructions from the holder of record that you must follow for your shares to be voted.

        Thank you for your ongoing support and continued interest in Genaissance Pharmaceuticals, Inc.

Sincerely,

Kevin Rakin
 President and Chief Executive Officer

GENAISSANCE PHARMACEUTICALS, INC.
Five Science Park
New Haven, Connecticut 06511
(203) 773-1450

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on Wednesday, May 26, 2004

To the Stockholders of Genaissance Pharmaceuticals, Inc.:

        The annual meeting of stockholders of Genaissance Pharmaceuticals, Inc., a Delaware corporation, will be held at our corporate offices, Five Science Park, New Haven, Connecticut 06511 at 10:00 a.m. on Wednesday, May 26, 2004, for the following purposes:

  1.
  To elect one class 1 director to serve until the 2007 annual meeting of stockholders;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the current fiscal year; and

  3.
  To transact any other business that may properly come before the annual meeting or any adjournment of the annual meeting.

        Our board of directors has no knowledge of any other business to be transacted at the annual meeting.

        Holders of record of our common stock and series A preferred stock at the close of business on April 12, 2004 are entitled to receive this notice and to vote at the annual meeting.

        We are enclosing a copy of our annual report to stockholders for the fiscal year ended December 31, 2003 with the proxy statement that accompanies this notice of annual meeting of stockholders. The annual report contains financial statements and other information of interest to you.

        It is important that your shares be represented at the annual meeting. Therefore, whether or not you plan to attend the annual meeting, please complete your proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the annual meeting and vote in person, your proxy will not be used.

By order of our Board of Directors,
Ben D. Kaplan Secretary

April 28, 2004
New Haven, Connecticut

GENAISSANCE PHARMACEUTICALS, INC.
Five Science Park
New Haven, Connecticut 06511
(203) 773-1450

PROXY STATEMENT
FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS
To be Held on Wednesday, May 26, 2004

GENERAL INFORMATION

        Genaissance Pharmaceuticals, Inc., a Delaware corporation (often referred to as "we" or "us" in this document), is sending you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at our 2004 annual meeting of stockholders. The annual meeting will be held at our corporate offices, Five Science Park, New Haven, Connecticut 06511, at 10:00 a.m. on Wednesday, May 26, 2004. This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

        We are mailing this proxy statement and the enclosed proxy card to stockholders on or about April 30, 2004. In this mailing, we are also including copies of our annual report to stockholders for the year ended December 31, 2003.

General Information About Voting

        Who can vote.    You will be entitled to vote your shares of common stock and series A preferred stock at the annual meeting if you were a stockholder of record at the close of business on April 12, 2004. As of that date, 30,095,913 shares of our common stock were issued and outstanding and 270,000 shares of our series A preferred stock were issued and outstanding. There were 233 holders of record of common stock and one holder of record of series A preferred stock. Each share of common stock will have one vote for each matter to be voted upon at the annual meeting, and each share of series A preferred stock will have 8.8 votes, on an as-converted to common stock basis, for each matter to be voted upon at the annual meeting. Our common stockholders and series A preferred stockholders vote together as a single class on each matter presented at the annual meeting.

        How to vote your shares.    You may vote your shares at the annual meeting in person or by proxy:

  •
  to vote in person, you must attend the annual meeting, and then complete and submit the ballot provided at the meeting.

  •
  to vote by proxy, you must mark, sign and date the enclosed proxy card and then mail the proxy card in the enclosed postage-paid envelope. Your proxy will be valid only if you complete and return the proxy card before the annual meeting. By completing and returning the proxy card, you will direct the designated persons to vote your shares at the meeting in the manner you specify in the proxy card. If you complete the proxy card but do not provide voting instructions, then the designated persons will vote your shares FOR the election of the nominated director and FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2004.

        How to vote shares held in "street name."    If the shares you own are held in "street name" by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

        Under the rules of the NASDAQ Stock Market, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain "discretionary" items, but will not be allowed to vote your shares with respect to certain "non-discretionary" items. In the case of non-discretionary items, the shares will be treated as "broker non-votes." Broker non-votes are shares that are held in "street name" by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

        If you wish to come to the meeting to personally vote your shares held in street name, you will need to obtain a proxy card from the holder of record (i.e., your brokerage firm or bank).

        How you may revoke your proxy.    You may revoke the authority granted by your executed proxy at any time before its exercise by filing with our Secretary a written revocation or a duly executed proxy bearing a later date, or by voting in person at the annual meeting. Attendance at the annual meeting, if a stockholder does not vote, will not be sufficient to revoke a proxy. Any written notice of revocation or subsequent proxy should be sent to us at the following address: Genaissance Pharmaceuticals, Inc., Five Science Park, New Haven, Connecticut 06511, Attention: Secretary.

        Quorum.    In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority in interest of all stock issued and outstanding and entitled to vote upon a question to be considered at the meeting. Shares of our common stock and series A preferred stock present in person or represented by proxy, including "broker non-votes" and shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the annual meeting.

        If a quorum is not present, the annual meeting will be adjourned until a quorum is obtained.

        Voting of proxies.    Proxies will have discretion to vote the shares on any other matters which are properly presented at the annual meeting for consideration, including a motion to adjourn the annual meeting to another time or place for the purpose of soliciting additional proxies.

Proposals and Votes Required

Proposal One—Election of Director

        The class 1 director will be elected by a plurality of the votes cast by stockholders entitled to vote at the election. In other words, the nominee for director receiving the highest number of votes FOR election will be elected as the director, regardless of whether that number represents a majority of the votes cast.

        You may grant or withhold authority to vote your shares to elect the nominee by marking the appropriate box on the proxy card. Your shares will be voted as you indicate on the proxy card. If you sign and return your proxy card and make no indication on the proxy card concerning this item, your shares will be voted "FOR" electing the nominee named in this proxy statement.

Proposal Two—Ratification of Appointment of Independent Auditors

        The affirmative vote of a majority of the votes properly cast on the matter is needed to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the current fiscal year. You are provided the opportunity on the proxy card to vote for or against this proposal or to abstain from voting with respect to this proposal. Your shares will be voted as you indicate on the proxy card. If you sign and return your proxy card and make no indication on the proxy card concerning this proposal, your shares will be voted "FOR" the second proposal.

        Shares will not be voted in favor of a matter, and will not be counted as voting on a matter, (1) if the holder of the shares either withholds authority in the proxy to vote for the director nominee, or abstains from voting on a particular matter, or (2) if the shares are broker non-votes. As a result, withheld shares, abstentions and broker non-votes will have no effect on the outcome of voting at the meeting.

        Stockholder list.    A list of stockholders entitled to vote will be available at the meeting. In addition, you may contact our Secretary, Ben D. Kaplan, at our address as set forth above, to make arrangements to review a copy of the stockholder list at our offices, for any purpose germane to the meeting, between the hours of 8:30 a.m. and 5:00 p.m., local time, on any business day from May 16, 2004 up to the time of the meeting.

        Board recommendations.    Our board of directors recommends that you vote:

  •
  FOR proposal one—elect the nominee as a class 1 director.

  •
  FOR proposal two—ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors.

        Other business at the annual meeting.    Our board of directors does not know of any other business to be conducted or matters to be voted upon at the meeting. Under our by-laws, the deadline for stockholders to notify us of any proposals or nominations for director to be presented for action at the annual meeting has passed.

DISCUSSION OF PROPOSALS

Proposal One: Election of Class 1 Director

        We have three classes of directors, currently consisting of one class 1 director (Harry H. Penner, Jr.), three class 2 directors (Jürgen Drews, Kevin Rakin and Christopher Wright) and three class 3 directors (Karen Dawes, Joseph Klein III and Seth Rudnick). The term of each class of directors is three years, and the terms of the three classes are staggered so that only one class is elected each year. At each annual meeting of stockholders, directors are elected to serve for a three-year term to succeed the directors of the same class whose terms are then expiring.

        Ms. Dawes and Mr. Klein joined our board of directors in September 2003 and July 2003, respectively. Effective August 31, 2003, Dr. Gualberto Ruaño resigned from our board of directors. The class 1 director elected this year will serve as a member of our board of directors until the 2007 annual meeting of stockholders, or until his respective successor is duly elected and qualified.

        Our board of directors, on the recommendation of our nominating and corporate governance committee, has nominated Harry H. Penner, Jr. for re-election as our class 1 director. The persons named in the enclosed proxy will vote to re-elect Mr. Penner as the class 1 director unless the proxy is marked otherwise. Mr. Penner has indicated his willingness to continue to serve on our board of directors, if elected; however, if he should become unwilling or unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our board of directors.

        Our board of directors unanimously recommends a vote FOR the nominee.

        Set forth below for each director, including the class 1 director nominee, is information as of February 29, 2004 with respect to:

  •
  his or her name and age;

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  his or her positions and offices with us;

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  his or her principal occupation and business experience during at least the past five years;

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  his or her directorships, if any, of other publicly held companies; and

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  the year such person became one of our directors.

        Our corporate governance guidelines, which we adopted in January 2004, provide that directors are expected to attend the annual meeting. Two of our directors attended our 2003 annual meeting of stockholders.

Name and Age	Business Experience During Past Five Years and Other Directorships	Director Since
Nominee for Class 1 Director (present term expires in 2004)
Harry H. Penner, Jr.†^ Age: 58
	Mr. Penner has served as the BioScience Adviser to the Governor of the State of Connecticut since December 2001. Mr. Penner has also served as President and Chief Executive Officer of Nascent BioScience LLC, a firm specializing in the start-up and growth of biotechnology companies, since October 2001. From December 1993 to September 2001, Mr. Penner served as the President, Chief Executive Officer and Vice Chairman of Neurogen Corporation, a publicly traded biotechnology company. Prior to 1993, Mr. Penner served as President of Novo Nordisk of North America, Inc. and Executive Vice President of Novo Nordisk A/S. Mr. Penner is Vice Chairman of the Board of Governors of Higher Education in Connecticut. Mr. Penner holds a B.A. from the University of Virginia, a J.D. from Fordham University and a L.L.M. from New York University. He also serves on the boards of directors of Avant Immunotherapeutics, Inc., BioStratum, Inc. and Rib-X Pharmaceuticals, Inc.	1998
Class 2 Directors (present term expires in 2005)
Jürgen Drews, M.D.* Age: 70
	Dr. Drews has served as chairman of our board of directors since August 1999. Dr. Drews has served as a Partner of Bear Stearns Health Innoventure Fund LLC, a company that manages capital investments in the health care industry, since February 2001. In 1998, Dr. Drews co-founded International Biomedicine Management Partners, Inc., a venture capital company, of which he also served as a Partner and Chairman of the Board of Directors until April 2001. From 1985 to 1997, Dr. Drews served as President of Global Research and Development at Hoffmann-La Roche Inc., a pharmaceutical company. From 1986 to 1997, Dr. Drews also served as a member of the Corporate Executive Committee of the Roche Group, a healthcare company. He holds a M.D. in internal medicine from the Free University of Berlin. He serves as Chairman of the Supervising Board of GPC Biotech AG and serves on the boards of directors of Human Genome Sciences, Inc., MorphoSys GmbH and Protein Design Labs, Inc.	1998

Kevin Rakin Age: 43
	Mr. Rakin co-founded Genaissance and has served as our Chief Executive Officer since August 2002 and President since October 2000. Mr. Rakin also served as our Chief Financial Officer from January 1997 to August 2002 and as our Executive Vice President from January 1997 to October 2000. From 1990 to December 1997, Mr. Rakin also served as a Principal at the Stevenson Group, a consulting firm, where he provided financial and strategic planning services to high-growth technology companies and venture capital firms. Prior to this, Mr. Rakin was a manager with the entrepreneurial services group of Ernst & Young LLP. Mr. Rakin holds a B.S. in business and a M.S. in finance from the University of Cape Town and a M.B.A. from Columbia University. He is a Chartered Financial Accountant.	1995
Christopher Wright*†^ Age: 46
	Mr. Wright has served as an Advisory Director of Campbell Lutyens & Co. Ltd., an independent specialist private equity advisory firm, since July 2003. From 1996 to June 2003, Mr. Wright served as the Managing Director of Dresdner Kleinwort Capital, which manages private equity investments worldwide. Mr. Wright holds a M.A. in philosophy and economics from Oxford University and a C. Diploma in accounting and finance. He serves on the board of directors of Roper Industries Inc. and several private companies, including Merifin Capital N.V., a private investment group of which Mr. Wright has served as executive director since January 1989.	1998
Class 3 Directors (present term expires in 2006)
Karen A. Dawes^ Age: 52
	Ms. Dawes has served as the Principal and Founder of Knowledgeable Decisions, LLC, a marketing and consulting firm specializing in product launches and commercialization strategies, since January 2003. From September 1999 to December 2003, Ms. Dawes was Senior Vice President, U.S. Business Group Head at Bayer Corporation, a chemical and health care company. From 1994 to 1999, she held positions at Wyeth and Genetics Institute, Inc., as Senior Vice President, Global Strategic Marketing and Vice President, Commercial Operations, respectively. From 1984 to 1994, Ms. Dawes held several positions with Pfizer, Inc., serving most recently as Vice President, Marketing, Pratt Division. She received a B.A. and M.A. in English Literature from Simmons College and an M.B.A. from Harvard University. Ms. Dawes serves on the boards of directors of Protein Design Labs, Inc., a publicly traded company, and Market New Haven, Inc., a privately held company.	2003

Joseph Klein III† Age: 43
	Mr. Klein has served as a Managing Director of Gauss Capital Advisors, LLC, an investment due diligence and advisory firm focusing on health technology investments, since 2003. Prior to founding Gauss Capital in 1998, Mr. Klein held several positions involving health care investments at T. Rowe Price Associates, an investment management firm. Prior to joining T. Rowe Price, he served as the health care investment analyst at The Kaufmann Fund, Vice President of Strategy of Medical Manager Corporation, a physician office management information systems vendor, and Venture Partner at MPM Capital, a venture capital firm. Mr. Klein received a B.A. from Yale University and an M.B.A. from Stanford Graduate School of Business. Mr. Klein is a Chartered Financial Analyst and Chartered Financial Accountant. Mr. Klein also serves on the boards of directors of Guilford Pharmaceuticals and NPS Pharmaceuticals, for which he serves as chairman of the audit committee.	2003
Seth Rudnick, M.D.* Age: 55
	Dr. Rudnick has served as a general partner at Canaan Equity Partners, a venture capital firm, since 2000. From 1998 to 2000, Dr. Rudnick served as a venture partner at Canaan Equity Partners. Dr. Rudnick also serves as a clinical professor of medicine at the University of North Carolina at Chapel Hill. From 1991 to 1997, Dr. Rudnick served as Chief Executive Officer of CytoTherapeutics, Inc. (now, StemCells, Inc.), a company engaged in the development of cell- and gene-based therapeutics, and as Chairman of the Board of Directors from 1993 until 1998. Dr. Rudnick received a M.D. from the University of Virginia and a B.A. from the University of Pennsylvania.	2000

*
Member of the compensation committee.

†
Member of the audit committee.

^
Member of the nominating and corporate governance committee.

Proposal Two: Ratification of Appointment of Independent Auditors

        Our audit committee has appointed the firm of PricewaterhouseCoopers LLP as our independent auditors for the current year. Although stockholder approval of the appointment of PricewaterhouseCoopers is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this appointment. If the proposal is not approved, our audit committee may reconsider its appointment.

        We expect a representative of PricewaterhouseCoopers to be present at the annual meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions from stockholders.

        Our board of directors unanimously recommends a vote FOR this proposal.

Independent Auditors Fees and Other Information Concerning Our Auditors

        PricewaterhouseCoopers LLP has served as our independent auditors since June 2002 and audited our financial statements for the fiscal year ended December 31, 2003. Arthur Andersen LLP served as our independent auditors from 1996 to June 2002. As recommended by our audit committee, our board of directors, on June 4, 2002, decided to replace Arthur Andersen as our independent auditors, and we engaged PricewaterhouseCoopers LLP to serve as our independent auditors and to audit our financial statements for the fiscal year ended December 31, 2002.

        Arthur Andersen's reports on our financial statements for the year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

        During the year ended December 31, 2001 and the subsequent interim period through June 4, 2002, there were (i) no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused it to make reference to the subject matter in connection with its report on our consolidated financial statements for such periods, and (ii) no reportable events, as defined in Item 304(a)(a)(v) of Regulation S-K. We provided Arthur Andersen with a copy of the foregoing disclosures.

        During the year ended December 31, 2001 and the subsequent interim period through June 4, 2002, we did not consult with PricewaterhouseCoopers regarding either:

  •
  the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that PricewaterhouseCoopers concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue; or

  •
  any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

  Audit Fees

        The following table summarizes the fees that Arthur Andersen, our former independent auditors, and PricewaterhouseCoopers, our current independent auditors, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

	Fiscal Year 2003	Fiscal Year 2002
Type of Fee	PricewaterhouseCoopers LLP	Arthur Andersen LLP	PricewaterhouseCoopers LLP
Audit Fees (1)	$219,400	$15,000	$185,000
Audit-Related Fees (2)	$72,000	$—	$—
Tax Fees (3)	$32,000	$—	$17,000
All Other Fees	$—	$—	$—

Total Fees	$323,400	$15,000	$202,000

(1)
Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under "Audit Fees." These services relate to employee benefit plan audit, due diligence related to mergers and acquisitions, accounting consultations and consultations concerning financial accounting and reporting standards. None of the audit-related fees billed in 2003 related to services provided under the de minimis exception to the audit committee pre-approval requirements.

(3)
Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original tax returns, claims for refunds and tax payment-planning services, accounted for all of the total tax fees billed in 2003 and all of the total tax fees billed in 2002. Tax advice and tax planning services relate to assistance with tax audits and appeals and tax advice related to mergers and acquisitions. None of the tax fees billed in 2003 and none of the tax fees billed in 2002 were provided under the de minimis exception to the audit committee pre-approval requirements.

Pre-Approval Policy and Procedures

        Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditors. This policy generally provides that we will not engage our independent auditors to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

        From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent auditors during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

        Our audit committee has also delegated to the chairman of the audit committee the authority to approve any audit or non-audit services to be provided to us by our independent auditors. Any approval of services by a member of our audit committee pursuant to this delegated authority is reported on at the next meeting of our audit committee.

INFORMATION ABOUT CORPORATE GOVERNANCE

Corporate Governance

        We have long believed that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. During the past year, our board of directors has continued to review our governance practices in light of the Sarbanes-Oxley Act of 2002, the new rules of the Securities and Exchange Commission, or SEC, and the new listing standards of the NASDAQ Stock Market. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of the corporate governance guidelines, committee charters and code of conduct described below are available on our website, which is located at www.genaissance.com. Alternatively, you can request a copy of any of these documents by writing to Marcia Passavant, Genaissance Pharmaceuticals, Inc., Five Science Park, New Haven, Connecticut 06511.

Corporate Governance Guidelines

        Our board of directors has adopted corporate governance guidelines to assist our board of directors in the exercise of its duties and responsibilities and to serve our best interests and the best interests of our stockholders. These guidelines, which provide a framework for the conduct of our board of directors' business, include that:

  •
  the principal responsibility of the directors is to oversee our management;

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  a majority of the members of our board of directors shall be independent directors;

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  the independent directors meet regularly in executive session;

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  directors have full and free access to management and, as necessary and appropriate, independent advisors;

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  new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

  •
  at least annually our board of directors and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Code of Business Conduct and Ethics

        We have adopted a written code of business conduct and ethics that applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website, which is located at www.genaissance.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ Stock Market listing standards concerning any amendments to, or waivers from, any provision of the code.

Board of Directors Meetings and Committees

        Our board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance. The primary responsibility of our board of directors is to oversee our management and, in doing so, serve our best interests and the best interests of our stockholders. Our board of directors selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Management keeps the directors informed of our activities through regular written reports and presentations at board and committee meetings. Our board of directors met eight times during 2003, including regular, special and telephonic meetings. During 2003, each director attended at least 75% of the aggregate of the number of meetings our board of directors held during the period in which he or she served as a director and of the committees on which he or she then served.

        Our board of directors has established three standing committees—audit, compensation, and nominating and corporate governance—each of which operates under a charter that has been approved by our board. Current copies of each committee's charter are posted on the corporate governance section of our website, which is located at www.genaissance.com. In addition, a copy of the audit committee charter, as in effect on the date of this proxy statement, is attached as Appendix A to this proxy statement.

        Our board of directors has determined that all of the members of each of the board's three standing committees are independent as defined under the new rules of the NASDAQ Stock Market that become applicable to us on the date of the annual meeting, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, all of the members of the audit committee are independent as defined by the rules of the NASDAQ Stock Market that apply to us until the date of the annual meeting.

  Audit Committee

        The audit committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent auditors;

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  overseeing the work of our independent auditors, including through the receipt and consideration of certain reports from the independent auditors;

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  reviewing and discussing with management and the independent auditors our annual and quarterly financial statements and related disclosures;

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  monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

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  discussing our risk management policies;

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  establishing policies regarding hiring employees from the independent auditors and procedures for the receipt and retention of accounting related complaints and concerns;

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  meeting independently with our independent auditors and management; and

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  preparing the audit committee report required by SEC rules (which is included on page 14 of this proxy statement).

        Our board of directors has determined that Joseph Klein III is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K and is "independent" as defined in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

        The members of the audit committee are Joseph Klein III, Harry H. Penner, Jr. and Christopher Wright (Chair). Our audit committee met six times during 2003.

  Compensation Committee

        The compensation committee's responsibilities include:

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  annually reviewing and approving corporate goals and objectives relevant to our chief executive officer's compensation;

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  determining our chief executive officer's compensation;

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  reviewing and approving the compensation of our other executive officers;

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  overseeing an evaluation of our senior executives;

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  overseeing and administering our cash and equity incentive plans; and

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  reviewing and making recommendations to our board with respect to director compensation.

        The compensation committee met six times during 2003. The current members of the compensation committee are Jürgen Drews, M.D. (Chair), Seth Rudnick, M.D. and Christopher Wright.

  Nominating and Corporate Governance Committee

        The nominating and corporate governance committee's responsibilities include:

  •
  identifying individuals qualified to become board members;

  •
  recommending to our board the persons to be nominated for election as directors and to each of our board's committees;

  •
  reviewing and making recommendations to our board with respect to management succession planning;

  •
  developing and recommending to our board corporate governance principles; and

  •
  overseeing an annual evaluation of our board.

        The current members of the nominating and corporate governance committee are Karen Dawes (Chair), Harry H. Penner, Jr. and Christopher Wright. The nominating and corporate governance committee was formed in 2004 and therefore did not meet in 2003.

Board Determination of Independence

        Under NASDAQ rules that become applicable to us on the date of our annual meeting, a director of ours will only qualify as an "independent director" if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Messrs. Klein, Penner or Wright, Ms. Dawes or Drs. Drews or Rudnick has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an "independent director" as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Director Candidates

        The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our board of directors.

        In considering whether to recommend any particular candidate for inclusion in our board of directors' slate of recommended director nominees, the nominating and corporate governance committee will apply the criteria set forth in our corporate governance guidelines. These criteria include the candidate's integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities.

        Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Secretary, Genaissance Pharmaceuticals, Inc., Five Science Park, New Haven, Connecticut 06511. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

        Stockholders also have the right under our by-laws to nominate director candidates directly, without any action or recommendation on the part of the committee or our board, by following the procedures set forth under "Other Matters—Stockholder Proposals for 2005 Annual Meeting."

Communicating with the Independent Directors

        Our board of directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The chairman of our board of directors, with the assistance of our outside legal counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

        Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of our board of directors considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to our board of directors should address such communications to Board of Directors, c/o Secretary, Genaissance Pharmaceuticals, Inc. Five Science Park, New Haven, Connecticut 06511.

Director Compensation

        All of our directors are reimbursed for expenses in connection with attendance at our board of directors and committee meetings. Each non-employee director, other than Dr. Drews, receives $10,000 per year in consideration for serving on our board of directors and $1,500 for attendance at each board of directors meeting. Dr. Drews receives $60,000 per year plus a non-accountable expense allowance of $30,000 per year in consideration for serving as chairman of our board of directors. The members of the audit committee, compensation committee and nominating and corporate governance committee, except for Dr. Drews, also each receive $500 for each committee meeting attended, either in person or by telephone.

        Our non-employee directors are eligible to participate in our 2000 Amended and Restated Equity Incentive Plan, as amended, which we sometimes refer to as our "2000 plan." On October 1 of each year, each non-employee director receives an automatic grant of an option to purchase 5,000 shares of our common stock. In addition, upon initial election to our board of directors, each non-employee director receives an automatic grant of an option to purchase 10,000 shares of our common stock, except for our chairman, Dr. Drews, who received an initial grant of an option to purchase 25,000 shares of our common stock. The stock options granted upon initial election and the stock options granted annually become exercisable each quarter over a period of four years, so long as the non-employee director continues to serve on our board of directors. The stock options have a term of ten years and an exercise price equal to the closing price per share of our common stock as reported by the NASDAQ Stock Market on the date of grant. In fiscal 2003, we granted options under the 2000 plan to purchase 5,000 shares of our common stock to each of Dr. Drews, Mr. Penner, Dr. Rudnick and Mr. Wright for their service on our board of directors, and options to purchase 10,000 shares of our common stock to each of Mr. Klein and Ms. Dawes in connection with their initial election to our board of directors. In addition, we issued Mr. Klein a warrant to purchase 10,000 shares of our common stock at a purchase price of $2.00 per share in connection with his assistance with our acquisition of substantially all of the assets of DNA Sciences, Inc.

Report of the Audit Committee

        Our audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2003 and has discussed these financial statements with our management and our independent auditors, PricewaterhouseCoopers. Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. PricewaterhouseCoopers is responsible for conducting an independent audit of our annual financial statements in accordance with generally accepted accounting principles and issuing a report on the results of their audit. Our audit committee is responsible for providing independent, objective oversight of these processes.

        Our audit committee has also received from, and discussed with, PricewaterhouseCoopers various communications that PricewaterhouseCoopers is required to provide to our audit committee, including the matters required to be discussed by Statement of Auditing Standards 61 (Communication with Audit Committees).

        This statement requires PricewaterhouseCoopers to discuss with our audit committee, among other things, the following:

  •
  methods to account for significant unusual transactions;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

  •
  disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        PricewaterhouseCoopers also provided our audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. Our audit committee has discussed with PricewaterhouseCoopers its independence from us.

        Based on its discussions with management and PricewaterhouseCoopers, and its review of the representations and information provided by management and PricewaterhouseCoopers, our audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003.

        By the audit committee of the board of directors of Genaissance Pharmaceuticals, Inc.

Christopher Wright (Chair) Harry H. Penner, Jr. Joseph Klein III

Certain Relationships and Related Transactions

        In June 1994, we entered into an agreement with Yale University to license a patent, the basis of which is technology Dr. Gualberto Ruaño, our former chief executive officer, vice chairman and chief scientific officer, invented. Under the terms of the original agreement, we were obligated to make certain payments to Yale University for the license and Yale University was obligated to pay Dr. Ruaño a royalty based on a percentage of net income it received from the licensing and sublicensing of the patent. The term of the license continues until July 2013. In August 1998, we amended the license agreement to provide that we would make the payments that Yale University is obligated to pay Dr. Ruaño under the license agreement directly to Dr. Ruaño and deduct the amount of these payments from the license fees we are obligated to pay to Yale University. Dr. Ruaño has received an aggregate of approximately $343,284 in license fees under this agreement, including $10,139 for fiscal 2003.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Executive Officers

        In addition to the disclosure with respect to our executive officers contained in Item 1A of our most recent Annual Report on Form 10-K, set forth below is certain information regarding Carl W. Balezentis, Ph.D. Dr. Balezentis became an executive officer of Genaissance on April 1, 2004 in connection with an acquisition of Lark Technologies, Inc.:

Name	Age	Position
Carl W. Balezentis	46	Senior Vice President

        Carl W. Balezentis, Ph.D.    Dr. Balezentis was appointed as our Senior Vice President on April 1, 2004 and serves as the President of our wholly-owned subsidiary, Lark Technologies, Inc. From June 2001 to April 2004, Dr. Balezentis served as the Chief Executive Officer, Secretary and a Director of Lark Technologies, Inc. From 1997 to 2000, Dr. Balezentis served in various positions with Sigma-Aldrich Corporation, a multi-national company that develops, manufactures and distributes a broad range of biochemicals, organic chemicals, chromatography products and diagnostic reagents. He served as the Vice President of Sales and Marketing for the Sigma-Genosys subsidiary where he was responsible for developing strategic marketing programs, and as Director of Business Development for the Sigma-Aldrich Life Sciences Division. Dr. Balezentis received his Doctor of Philosophy degree in Genetics from The University of Arizona, and conducted a postdoctoral fellowship at M.D. Anderson Cancer Center.

Executive Compensation

Compensation Committee Report on Executive Compensation

        Except as set forth below, the compensation committee of our board of directors establishes the compensation policies for our executive officers, including reviewing the performance of our president and chief executive officer, and determines the compensation of all executive officers and directors. In addition, the compensation committee administers any bonus, incentive compensation and equity incentive plans. The compensation committee met six times during 2003, including by telephone conference.

        The Compensation Committee Report set forth below describes the compensation policies applicable to our executive officers, including Kevin Rakin, our president and chief executive officer.

        Overall Policy.    Our executive compensation program is designed to be closely linked to corporate performance. To this end, we have developed an overall compensation strategy and a specific compensation plan that ties a portion of executive compensation to our success in meeting specified performance goals. In addition, through the use of stock options, we link a portion of each executive's compensation with the performance of our stock price. The objectives of this strategy are to attract and retain the best possible executive talent, to motivate further our executives to achieve our business strategy goals, to link executive and stockholder interests through equity-based compensation and, finally, to provide a compensation package that recognizes individual contributions as well as corporate technical and financial performance.

        The key elements of our executive compensation consist of base salary, bonuses and stock options. Our policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Rakin, are discussed below. In addition, while the elements of compensation described below are considered separately, we take into account the full compensation package provided to the individual, including any insurance provided on behalf of the executive officer and other employee benefits. We also take into account the views of our chief executive officer and review a number of compensation surveys to ensure the competitiveness of the compensation we offer for the purposes of recruiting and retaining key management.

        Base Salaries and Bonuses.    Base salaries for new executive officers are initially determined by evaluating the responsibilities of the particular position and the experience of the individual. In making determinations regarding base salaries, we consider generally available information regarding salaries prevailing in the industry but do not utilize any particular indices or peer groups.

        Annual salary adjustments are determined by evaluating our performance and the performance of particular aspects of the business under the management of the respective executive officer. We consider financial and non-financial performance measures. Financial performance measures may include such factors as success in entering into and further developing our collaborative relationships and achieving other revenue objectives and maintaining costs and expenses. Non-financial performance measures may include such factors as efficiency gains, new responsibilities assumed by the executive, quality improvements and improvements in relations with collaborators and employees. We do not assign a particular weight to any of these financial and non-financial factors in evaluating performance.

        The fiscal 2003 base salary for each of our executive officers, including Mr. Rakin, was determined in accordance with the foregoing policies. In particular, the compensation committee considered, among other things, the new roles and responsibilities of the executive officers, the respective roles of the executive officers in our STRENGTH (Statin Response Examined by Genetic HAP™ Markers) studies, their roles in further developing existing collaborations and the entering into of agreements with Intec Web and Genome Informatics Corporation, Pharmacia and Upjohn Company, Pfizer, Inc., Millennium Pharmaceuticals, Inc., Johnson and Johnson Pharmaceutical Research and Development, Biogen, Inc., Becton Dickenson and Company and Bayer Diagnostics.

        The employment agreements of our executive officers, except for Mr. Keyes, our former vice president and chief financial officer, who did not have an employment agreement, provide that they are entitled to a cash bonus that is established in the discretion of our compensation committee or, in the case of Drs. Judson and Vovis and Mr. Kaplan, at the discretion of Mr. Rakin, subject to approval by our board of directors. In fiscal 2003, the determination to pay bonuses to certain of the named executive officers, including our chief executive officer, was based on, among other things, progress made with existing and new collaborations, achievement of certain financial objectives, including certain revenue levels and cash management, and assisting in strategic acquisitions.

        Equity Incentives.    We may also grant stock options and restricted stock awards to executive officers under our 2000 plan. Stock options are generally granted with an exercise price equal to the fair market value of our common stock on the date of grant and vest over various periods of time, generally four years. Stock option grants are designed to encourage the creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation is achieved and, once achieved, is maintained and increased. Accordingly, stock option grants help to align further the interests of executive officers and employees with those of our stockholders. In determining the amount of these grants, we evaluate the seniority level of the executive, responsibilities to be assumed in the upcoming year, responsibilities in prior years and also take into account the size of the executive officer's awards in the past. In fiscal 2003, our compensation committee determined to grant stock options under the 2000 plan to each of the named executive officers, including our chief executive officer, in recognition, in part, for their respective roles in growing our revenues, reducing spending and assisting in strategic acquisitions.

        Restricted stock awards entitle recipients to acquire shares of our common stock on such terms as our compensation committee determines, subject to forfeiture in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period or periods established for the award. Our compensation committee can establish performance goals for the granting of restricted stock awards. On February 19, 2003, our compensation committee determined to grant certain of the named executive officers, including our chief executive officer, restricted stock awards, in addition to cash awards, as bonuses for services performed in fiscal 2002.

        Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company's chief executive officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation will not be subject to the deduction limit if certain requirements are met. Our compensation committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers through option issuances under our 2000 plan, in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under our 2000 plan will be treated as qualified performance-based compensation under Section 162(m). In addition, our compensation committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when our compensation committee believes such payments are appropriate and in our best interests and in the best interests of our stockholders, after taking into consideration changing business conditions and the performance of its employees.

        Conclusion.    As described above, a very significant portion of our executive compensation is linked directly to individual and corporate performance, as well as stock price appreciation. We intend to continue the policy of linking executive compensation to our performance and returns to stockholders, recognizing that fluctuations of the financial markets from time to time may result in an imbalance for a particular period.

By the Compensation Committee,
Jürgen Drews, M.D. (Chair) Seth Rudnick, M.D. Christopher Wright

Summary Compensation

        The following table sets forth certain information concerning compensation for the fiscal years indicated for the following persons:

  •
  each person who served as our chief executive officer at any time during fiscal 2003;

  •
  our three most highly compensated executive officers who were serving as executive officers at the end of fiscal 2003; and

  •
  two additional individuals, Gualberto Ruaño and Joseph Keyes, for whom disclosure would have been provided but for the fact that they were not serving as executive officers at the end of fiscal 2003.

        The six individuals are referred to collectively as the named executive officers.

Summary Compensation Table

		Annual Compensation								Long-Term Compensation
Name and Principal Position(s)	Year	Salary($)		Bonus($)			Other Annual Compensation($)(1)			Restricted Stock Awards($)(2)		Securities Underlying Options(#)	All Other Compensation ($)(3)
Kevin Rakin(4) President and Chief Executive Officer	2003 2002 2001	$ $ $	344,450 317,050 300,000	$ $ $	210,000 24,700 —	(5)	$ $ $	— — 130,677	(6)	$ $ $	— 100,817 —	140,000 175,000 100,000	$ $ $	18,909 17,307 14,859
Gerald F. Vovis, Ph.D. Executive Vice President and Chief Technology Officer	2003 2002 2001	$ $ $	224,000 216,000 205,635	$ $ $	95,000 7,500 —	(7) (5)	$ $ $	— — —		$ $ $	— 30,639 —	70,000 85,000 60,000	$ $ $	18,770 16,544 12,805
Richard S. Judson, Ph.D.(8) Senior Vice President and Chief Scientific Officer	2003 2002 2001	$ $ $	212,000 204,500 196,250	$ $ $	125,000 7,000 —	(5)	$ $ $	— — —		$ $ $	— 28,596 —	70,000 75,000 60,000	$ $ $	5,073 6,086 2,625
Ben D. Kaplan(9) Senior Vice President, Chief Financial Officer and Secretary	2003		$137,712		$100,000			$—			$—	265,000		$2,602
Gualberto Ruaño, M.D., Ph.D(10) Vice Chairman and Chief Scientific Officer	2003 2002 2001	$ $ $	245,087 327,200 320,000	$ $ $	— 9,000 —	(5)	$ $ $	180,495 — 152,038	(11) (12)	$ $ $	— 36,767 —	— 150,000 100,000	$ $ $	11,978 21,728 15,933
Joseph Keyes(13) Vice President and Chief Financial Officer	2003 2002	$ $	70,289 145,000	$ $	— —		$ $	56,000 —	(14)	$ $	— —	— 43,500	$ $	413 2,750

(1)
In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits have been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer for the fiscal year.

(2)
Restricted stock awards were granted on February 19, 2003 to each of Mr. Rakin, Dr. Vovis, Dr. Judson and Dr. Ruaño in the amount of 69,100 shares, 21,000 shares, 19,600 shares and 25,200 shares, respectively, in conjunction with cash awards as bonuses for services performed in fiscal 2002. The shares will vest over a four-year period with 20% vesting immediately on the date of grant and the remaining shares vesting in four equal annual installments on each anniversary of the date of grant. The value of these awards in the table above is based upon the closing price per share of our common stock as reported on the NASDAQ Stock Market on the date of grant. At December 31, 2003, the aggregate restricted stock holdings for Mr. Rakin, Dr. Vovis, Dr. Judson and Dr. Ruaño were 69,100 shares, 21,000 shares, 19,600 shares and 25,200 shares, respectively. Dividends will be paid on shares of restricted stock as paid on shares of our common stock.

(3)
All Other Compensation includes:

Name	Year	Life Insurance and Disability Premiums Paid by Us		Contributions to 401(k) Plan Made by Us		Automobile Allowance Paid by Us
Mr. Rakin	2003 2002 2001	$ $ $	6,628 6,687 5,516	$ $ $	3,000 2,745 2,625	$ $ $	9,281 7,875 6,718
Dr. Vovis	2003 2002 2001	$ $ $	15,770 13,794 10,180	$ $ $	3,000 2,750 2,625	$ $ $	— — —
Dr. Judson	2003 2002 2001	$ $ $	2,073 3,336 —	$ $ $	3,000 2,750 2,625	$ $ $	— — —
Mr. Kaplan	2003		$2,602		$—		$—
Dr. Ruaño	2003 2002 2001	$ $ $	3,838 10,407 6,396	$ $ $	1,648 1,583 2,625	$ $ $	6,492 9,738 6,912
Mr. Keyes	2003 2002	$ $	— —	$ $	413 2,750	$ $	— —
(4)
Mr. Rakin has served as our chief executive officer since August 2002.

(5)
Represents a cash payment to certain of the named executive officers in conjunction with restricted stock awards as bonuses awarded in the first fiscal quarter of 2003 for services performed in 2002.

(6)
Represents reimbursement of taxes owed by Mr. Rakin in connection with our forgiveness of a promissory note issued by Mr. Rakin to us in August 2000.

(7)
Includes $12,451 of legal fees paid on behalf of Dr. Vovis.

(8)
Dr. Judson became our chief scientific officer in September 2003.

(9)
Mr. Kaplan became our senior vice president, chief financial officer and secretary in May 2003.

(10)
Dr. Ruaño became our vice chairman and chief scientific officer in August 2002 and resigned effective August 31, 2003. In March 2004 we exercised our option to repurchase 3,900 shares of restricted stock issued to Dr. Ruaño.

(11)
Represents severance payments made to Dr. Ruaño under the terms of his employment contract.

(12)
Represents reimbursement of taxes owed by Dr. Ruaño in connection with our forgiveness of a promissory note issued by Dr. Ruaño to us in August 2000.

(13)
Mr. Keyes became our vice president and chief financial officer in June 2002 and resigned in May 2003.

(14)
Represents severance payments made to Mr. Keyes.

Stock Option Grants

        The following table contains certain information regarding option grants to purchase shares of our common stock during fiscal 2003 by us to the named executive officers:

Option Grants In Last Fiscal Year

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)(5)
		Percent of Total Options Granted to Employees in Fiscal Year(%)(2)
	Number of Securities Underlying Options Granted(#)(1)
Name				Exercise Price Per Share($)(3)		Expiration Date(4)
							5%		10%
Kevin L. Rakin	140,000	7.78%			$2.56	12/9/13		$225,396		$571,197
Gerald F. Vovis, Ph.D.	70,000	3.89%			$2.56	12/9/13		$112,698		$285,599
Richard S. Judson, Ph.D.	70,000	3.89%			$2.56	12/9/13		$112,698		$285,599
Ben D. Kaplan	200,000 65,000	11.11 3.61	% %	$ $	1.25 2.56	5/6/13 12/9/13	$ $	157,224 104,648	$ $	398,436 265,199
Gualberto Ruaño, M.D., Ph.D.(6)	—	—			—	—		—		—
Joseph Keyes(6)	—	—			—	—		—		—

(1)
These stock options vest quarterly over four years.

(2)
The percentage of total options granted to employees in 2003 is calculated based on options granted to employees under our 2000 plan.

(3)
These stock options were granted at the fair market value determined as of the date of the grant, based on the closing price per share of our common stock as reported on the NASDAQ Stock Market.

(4)
The options expire on the tenth anniversary of the grant date.

(5)
Amounts under these columns represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC and do not represent an estimate or projection of our future common stock prices. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock and overall stock market conditions. The amounts reflected in the following table may not be achieved. The potential realizable values are calculated on the basis of the closing price per share of our common stock on the date of grant over the term of the respective stock option.

(6)
Neither Dr. Ruaño nor Mr. Keyes was granted stock options during fiscal 2003.

Option Exercises and Year-End Option Values

        The following table sets forth information for each of the named executive officers with respect to the number and value of options outstanding as of the fiscal year ended December 31, 2003.

Aggregated Option Exercised in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Kevin L. Rakin	—	$—	359,376	455,624	$56,750	$196,600
Gerald F. Vovis, Ph.D.	—	$—	197,813	155,937	$34,532	$121,269
Richard S. Judson, Ph.D.	—	$—	166,563	153,438	$32,344	$118,456
Ben D. Kaplan	—	$—	25,000	240,000	$43,750	$334,850
Gualberto Ruaño, M.D., Ph.D.(2)	25,000	$24,219	68,750	81,250	$—	$—
Joseph Keyes(3)	—	$—	—	—	$—	$—

(1)
Based on the difference between the option exercise price and $3.00, which was the closing price per share of the underlying common stock on December 31, 2003, as reported on the NASDAQ Stock Market.

(2)
Dr. Ruaño was employed by us as a consultant until March 1, 2004. As of that date, 9,375 options that were unexercisable as of December 31, 2003 had become exercisable.

(3)
Mr. Keyes had no outstanding stock options as of the fiscal year ended December 31, 2003.

Equity Compensation Plan Information

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2003:

Equity Compensation Plan Information

	(a)		(b)		(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	4,156,885	(2)	$4.64	(2)	173,566	(3)
Equity compensation plans not approved by security holders(4)	707,586		$4.94		—
Total	4,864,471		$4.68	(2)	173,566	(3)

(1)
The aggregated disclosure includes securities issued under our 2000 plan and our 2000 employee stock purchase plan, as amended.

(2)
Excludes shares issuable at the end of the then-current offering period under our 2000 employee stock purchase plan, as amended.

(3)
Includes 173,547 shares available for issuance as of December 31, 2003 under our 2000 plan and 19 shares available for issuance as of December 31, 2003 under our 2000 employee stock purchase plan, as amended (which excludes 48,141 shares which were subsequently issued after December 31, 2003, at the close of the then-current offering period). All of the shares available under our 2000 plan, and none of the shares available under our 2000 employee stock purchase plan, as amended, may be issued in the form of restricted stock or other equity-based awards.

(4)
We made the following grants of warrants to purchase shares of our common stock, which were not approved by our stockholders:

Warrant Holder	Number of Shares of Common Stock Underlying Warrant	Purchase Price Per Share	Date of Issuance	Expiration Date	Reason for Issuance of Warrant
TransAmerica Business Corp	50,000	$4.00	4/30/99	4/30/06	Loan arrangement
Biomedicine L.P	5,455	$5.50	11/23/99	11/23/04	Bridge loan
Dresdner Kleinwort Benson	3,272	$5.50	11/23/99	11/23/04	Bridge loan
Merifin Capital N.V.	1,636	$5.50	11/23/99	11/23/04	Bridge loan
Winchester Capital	546	$5.50	11/23/99	11/23/04	Bridge loan
Finova Capital Credit Corporation	7,091	$5.50	2/25/00	2/25/05	Lease financing
Finova Capital Credit Corporation	14,545	$5.50	3/8/00	3/8/05	Lease financing
Legg Mason Wood Walker, Incorporated	400,000	$6.05	3/8/00	3/8/05	Equity financing
Finova Capital Credit Corporation	18,462	$16.25	8/1/00	8/1/05	Lease financing
Legg Mason, Inc.	65,000	$2.00	5/15/03	5/15/08	Acquisition assistance
Joseph Klein III	10,000	$2.00	5/15/03	5/15/08	Acquisition assistance
Comerica Bank	131,579	$1.90	9/30/03	9/30/10	Loan arrangement

Executive Employment Agreements

Employment Agreement with Mr. Rakin

        We entered into an employment agreement with Kevin Rakin, effective as of January 1, 2004, pursuant to which Mr. Rakin serves as our president and chief executive officer. The initial term of the agreement expires on January 1, 2009, although the agreement automatically renews for successive one-year terms unless terminated in accordance with its termination provision. The agreement provides for an initial base salary of $349,400 per year, subject to yearly merit and performance based bonuses to be granted in an amount at the discretion of our board of directors. Mr. Rakin is also entitled to participate in our employee benefit plans and is entitled to designate the beneficiary of a three million dollar life insurance policy purchased by us.

        If Mr. Rakin's employment terminates, with or without cause, whether by his action or ours, we are obligated to pay him 150 percent of his base salary as in effect at the time of termination, in a lump sum, in exchange for his promise not to compete with us for six additional months beyond his existing 12 month non-compete covenant. For Mr. Rakin to receive this payment, he must sign and provide to us a release of all claims he may have against us. If we terminate Mr. Rakin's employment following a change of control or he terminates his employment for good reason following a change of control, we are obligated to pay him a lump sum equal to 150 percent of his base salary as in effect at the time of the termination.

        Upon a change of control of us, Mr. Rakin's stock options and restricted stock will vest in full and become exercisable as of the date of termination or expiration of Mr. Rakin's employment. In addition, if our independent certified accounting firm determines that the amounts Mr. Rakin will receive under his employment agreement and his stock option and restricted stock grants, at the time of a change of control, equal or exceed four times the amount of his compensation in the year prior to such change of control, then we will make additional payments to Mr. Rakin to the extent needed to cover any excise taxes that Mr. Rakin will owe because he has received such change of control payments from us.

        For purposes of Mr. Rakin's employment agreement, including for purposes of acceleration of the vesting of Mr. Rakin's stock options, a "change of control" would occur if:

  •
  any person or entity acquires control of 35% or more of the voting power of our then outstanding securities;

  •
  we cease to be a publicly owned company with our stock listed on the New York Stock Exchange or quoted on the NASDAQ National or Small Cap Market System except if we have been acquired by our management;

  •
  there is a specified change in the composition of our board of directors; or

  •
  we engage in a transaction that we are required to report on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934; examples of these types of transactions include those in which:

  •
  we are not the surviving party in a merger;

  •
  our stockholders approve a transaction, other than one in which our voting securities outstanding immediately prior to the event continue to represent more than 50% of the combined voting power of the surviving entity immediately after the event; or

  •
  our stockholders approve a plan of complete liquidation of us or an agreement for the sale or disposition of all or substantially all of our assets.

        For purposes of Mr. Rakin's employment agreement, "good reason" means:

  •
  unless he agrees in advance, a demotion, or the assignment of duties inconsistent with his position, or a significant negative change in the nature or status of his position, responsibilities or in the conditions of his employment, prior to a change of control;

  •
  our material breach of his employment agreement that continues for more than 30 days after we have been notified of the breach;

  •
  a reduction in base salary;

  •
  unless he agrees in advance, the relocation of our entire operation to a location that is more than 50 miles from our existing location at Five Science Park in New Haven, Connecticut; or

  •
  unless he agrees in advance, our failure to continue in effect any material compensation or benefit plan in which he participates if we have not provided a similar plan in which he can participate.

        Mr. Rakin's employment agreement may be terminated by Mr. Rakin, upon 30 days' written notice to us from him, and immediately by us for cause upon written notice to him. For purposes of Mr. Rakin's employment agreement, "cause" has the same meaning as defined below with respect to the employment agreements with our other executive officers.

Employment Agreements with each of Mr. Kaplan and Drs. Balezentis, Judson and Vovis

        We have entered into employment agreements with each of Ben Kaplan, Carl Balezentis, Richard Judson and Gerald Vovis. Each of these agreements has an initial term of four years and automatically renews for successive one-year terms unless terminated in accordance with its termination provisions. Each executive is eligible for a discretionary bonus, payable in cash, options and/or restricted stock as determined by our chief executive officer. Each executive is also entitled to participate in our employee benefit plans and is entitled to designate the beneficiary of a one million dollar life insurance policy purchased by us.

        If we terminate the employment of any of these executives without cause, or if any of them terminates his employment upon at least 30 days' written notice to us because he was removed as an officer of ours, demoted from the position he holds under his employment agreement or assigned duties materially inconsistent with his position or because we breach any material obligation under the agreement or move, in connection with a change of control of us, to a new location more than thirty five miles from where the executive currently works, we are obligated to pay him 125% of his base salary as in effect at the time of termination in equal installments for the following twelve-month period.

        For purposes of these employment agreements, "cause" means the executive's:

  •
  material breach of the employment agreement;

  •
  material failure to adhere to any policy of ours generally applicable to employees;

  •
  appropriation or attempted appropriation of any funds, property or business opportunity of ours, including attempting to secure or securing any personal profit in connection with any transaction entered into on our behalf;

  •
  conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony or the equivalent thereof;

  •
  willful misconduct, insubordination or bad faith or gross negligence in the performance of his duties;

  •
  physical or mental disability or other inability to perform the essential functions of his position for a consecutive six-month period; or

  •
  any other conduct sufficiently detrimental to us so as to warrant immediate termination of his employment.

        The employment agreements also restrict each executive from competing with us or soliciting any of our employees during his employment and for a 12-month period following termination of his employment with us for any reason. (Please refer to the information below regarding one exception to Mr. Kaplan's non-solicitation obligation.)

        Upon a change of control of us, any stock options or restricted stock granted to any of these executives by us will accelerate and immediately vest under circumstances described in more detail below. In addition, if our independent certified public accounting firm determines that the amounts any executive will receive under his employment agreement and his stock option and restricted stock grants, at the time of a change of control, equal or exceed four times the amount of his compensation in the year prior to such change of control, then we will make additional payments to that executive to the extent needed to cover any excise taxes that he will owe because he has received such change of control payments from us.

        If any of these executives terminates his employment for good reason following a change of control of us, we are obligated to pay him 150% of his base salary as in effect at the time of the termination in equal installments for the following eighteen-month period. For purposes of these employment agreements, "good reason" means, during the thirty day period before, or the twelve-month period after, a change of control of us, without the express written consent of the executive, we assign to him duties inconsistent with his position, reduce his base salary, fail to keep in effect any material compensation or benefit plan, or fail to maintain the executive in the position he holds with us under his employment agreement. (Please refer to additional information below about Mr. Kaplan's rights in these circumstances.)

        For purposes of acceleration of vesting of the restricted stock and stock options held by each of these executives, and for purposes of the employment agreements of each of Drs. Balezentis, Judson and Vovis, a "change of control" would occur if:

  •
  any person or entity acquires control of 50% or more of the voting power of our then outstanding securities;

  •
  there is a specified change in the composition of our board of directors;

  •
  our stockholders approve a merger or consolidation, other than one in which our voting securities outstanding immediately prior to the event continue to represent more than 50% of the combined voting power of the surviving entity immediately after the event; or

  •
  our stockholders approve a plan of complete liquidation of us or an agreement for the sale or disposition of all or substantially all of our assets.

        Each of the employment agreements with these executives differs from the others in several ways. These differences are described below.

Provisions particular to Employment Agreement with Dr. Vovis

        Dr. Vovis's employment agreement is effective as of January 1, 2004. Pursuant to the agreement, Dr. Vovis serves as our executive vice president and chief technology officer and receives an initial base salary of $230,000 per year, subject to periodic increases to be awarded in amounts to be determined by our chief executive officer acting in his sole discretion.

        Dr. Vovis currently works at our headquarters at Five Science Park in New Haven, Connecticut.

        Upon a change of control of us, if Dr. Vovis does not retain his position and duties with us or our successor, at the time of such change of control or within the 6 months afterwards, any stock options or restricted stock granted to Dr. Vovis by us will accelerate and immediately vest.

Provisions particular to Employment Agreement with Dr. Judson

        Dr. Judson's employment agreement is effective as of January 1, 2004. Pursuant to the agreement, Dr. Judson serves as our senior vice president and our chief scientific officer. The agreement provides for an initial base salary of $220,000 per year, subject to periodic increases to be determined by our chief executive officer acting in his sole discretion.

        Dr. Judson currently works at our headquarters at Five Science Park in New Haven, Connecticut.

        Upon a change of control of us, if Dr. Judson does not retain his position and duties with us or our successor, at the time of such change of control or within the 6 months afterwards, any stock options or restricted stock granted to Dr. Judson by us will accelerate and immediately vest.

Provisions particular to Employment Agreement with Dr. Balezentis

        Dr. Balezentis's employment agreement is effective as of April 1, 2004. Pursuant to the agreement, Dr. Balezentis serves as our senior vice president and president of our newly acquired, wholly owned subsidiary, Lark Technologies, Inc. The agreement provides for an initial base salary of $210,000 per year, subject to periodic increases to be determined by our chief executive officer acting in his sole discretion.

        Dr. Balezentis currently works at Lark's headquarters in Houston, Texas.

        Upon a change of control of us, if Dr. Balezentis does not retain his position and duties with us or our successor, at the time of such change of control or within the 6 months afterwards, any stock options or restricted stock granted to Dr. Balezentis by us will accelerate and immediately vest.

Provisions particular to Employment Agreement with Mr. Kaplan

        We entered into an amended and restated employment agreement with Mr. Kaplan, effective as of January 1, 2004, pursuant to which Mr. Kaplan serves as our senior vice president and chief financial officer. The agreement provides for an initial base salary of $220,000 per year, which is subject to annual review by our board of directors and chief executive officer. In addition, Mr. Kaplan is eligible for a discretionary bonus of up to 60% of his base compensation as determined by our chief executive officer in his sole discretion and approved by our board of directors.

        In addition to the circumstances that constitute "good reason" for each of Drs. Balezentis, Judson and Vovis, if during the thirty day period before, or the twelve month period after, a change of control of us, without Mr. Kaplan's express written consent, he is not retained as the chief financial officer of the top level operating company affiliated with us or our successor or surviving entity, he will be entitled to terminate his employment with us, and we will be obligated to pay him 150% of his base salary as in effect at the time of the termination in equal installments for the following eighteen month period.

        Mr. Kaplan currently works at our headquarters at Five Science Park in New Haven, Connecticut.

        If Mr. Kaplan terminates his employment with us, he is not restricted from soliciting for employment Marcia Passavant during the 12-month period following his departure.

        For purposes of Mr. Kaplan's employment agreement, a change of control would occur if:

  •
  any person or entity acquires control of 35% or more of the voting power of our then outstanding securities;

  •
  we cease to be a publicly owned company with our stock listed on the New York Stock Exchange or quoted on the NASDAQ National or Small Cap Market System except if we have been acquired by our management;

  •
  there is a specified change in the composition of our board of directors; or

  •
  we engage in a transaction that we are required to report on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934; examples of these types of transactions include those in which:

  •
  we are not the surviving party in a merger;

  •
  our stockholders approve a transaction, other than one in which our voting securities outstanding immediately prior to the event continue to represent more than 50% of the combined voting power of the surviving entity immediately after the event; or

  •
  our stockholders approve a plan of complete liquidation of us or an agreement for the sale or disposition of all or substantially all of our assets.

Compensation Committee Interlocks and Inside Participation

        Dr. Drews, Dr. Rudnick and Mr. Wright served on the compensation committee during 2003. No member of our compensation committee has ever been an officer or employee of ours at any time or had any relationship requiring disclosure by us under Item 404 of Regulation S-K promulgated under the Exchange Act. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our board of directors or compensation committee.

OTHER INFORMATION

Principal Stockholders

        The following table and footnotes set forth information regarding the beneficial ownership of shares of our common stock as of February 29, 2004 by:

  •
  each person, entity or group of affiliated persons whom we know to beneficially own more than 5% of the outstanding shares of our common stock;

  •
  each of our "named executive officers," as described in the Summary Compensation Table under "Information About Our Executive Officers";

  •
  each of our directors and the director nominee; and

  •
  our executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which we refer to as the SEC, and generally includes voting power and/or investment power with respect to securities. Shares of common stock subject to stock options or warrants currently exercisable or exercisable within 60 days after February 29, 2004 are deemed outstanding for purposes of computing the percentage of shares beneficially owned by the person or entity holding the stock options or warrants, but are not deemed outstanding for purposes of computing the percentage of shares beneficially owned by any other person or entity. Except as indicated by footnote, we believe that the reporting persons, based on information provided by them, have sole voting and investment power with respect to the shares of common stock indicated. Applicable percentage of beneficial ownership is based on 23,376,120 shares of common stock outstanding on February 29, 2004.

Name and Address of Beneficial Owner	Number of shares of Common Stock Beneficially Owned	Percentage of shares Outstanding
5% Stockholders
RAM Trading, Ltd.(1) c/o Ritchie Capital Management, L.L.C. 2100 Enterprise Avenue Geneva, IL 60134	5,395,500	19.29%
Legg Mason Wood Walker, Incorporated(2) 100 Light Street Baltimore, MD 21202	2,180,540	9.15%
Executive Officers and Directors
Kevin Rakin(3)	1,058,124	4.45%
Gerald F. Vovis, Ph.D.(4)	247,079	1.05%
Richard S. Judson, Ph.D.(5)	214,013	*
Ben D. Kaplan(6)	47,563	*
Karen A. Dawes(7)	1,250	*
Jürgen Drews, M.D.(8)	29,125	*
Joseph Klein III(9)	52,500	*
Harry H. Penner, Jr.(10)	59,625	*
Seth Rudnick, M.D.(11)	258,362	1.10%
Christopher Wright(12)	350,082	1.50%
All executive officers and directors as a group (10 persons)(13)	2,317,723	9.53%

*
Represents less than 1%.

(1)
This information is derived from a Schedule 13G/A filed by Ritchie Capital Management, LLC with the SEC on February 13, 2004 and a Statement of Changes in Beneficial Ownership on

  Form 4 filed by Black Hill Investment Advisors LLC with the SEC on February 26, 2004. Includes 2,700,000 shares of common stock issuable upon conversion of 270,000 shares of series A preferred stock owned by RAM Trading and 795,500 shares of common stock held by RAM Trading. Also includes 1,900,000 shares of common stock issuable upon the exercise and conversion of a warrant for 190,000 shares of series A preferred stock held by RAM Trading. RAM Trading, Ltd. is the sole record holder of 100% of the outstanding shares of our series A preferred stock. Based upon the Schedule 13G/A filed with the SEC, the following entities and individuals share voting power and dispositive power of all such shares: RAM Trading, Ltd.; Ritchie Capital Management, L.L.C.; RAM Capital, L.L.C.; RAM Capital Investments, Ltd.; THR, Inc.; A.R. Thane Ritchie; Ritchie Sycamore Trading Ltd.; and Ritchie Opportunistic Trading Ltd.

(2)
This information is derived from a Schedule 13G filed by Legg Mason Wood Walker, Incorporated with the SEC on February 17, 2004. Includes an aggregate of 465,000 shares of common stock issuable upon the exercise of two warrants for shares of common stock held by Legg Mason.

(3)
Includes 5,000 shares of common stock owned by Mr. Rakin's wife, 70,000 shares of common stock owned by The Alison N. Hoffman and Kevin L. Rakin Irrevocable Trust, 300 shares of common stock held by Mr. Rakin's father-in-law for the benefit of Mr. Rakin's children, 69,100 shares of common stock granted pursuant to a restricted stock award and 408,230 shares of common stock issuable upon exercise of stock options exercisable within 60 days after February 29, 2004.

(4)
Includes 21,000 shares of common stock granted pursuant to a restricted stock award and 210,625 shares of common stock issuable upon exercise of stock options exercisable within 60 days after February 29, 2004.

(5)
Includes 19,600 shares of common stock granted pursuant to a restricted stock award and 184,063 shares of common stock issuable upon exercise of stock options exercisable within 60 days after February 29, 2004.

(6)
Includes 2,000 shares of common stock owned by Mr. Kaplan's wife and 41,563 shares of common stock issuable upon exercise of stock options exercisable within 60 days after February 29, 2004.

(7)
Consists of 1,250 shares of common stock issuable upon exercise of stock options exercisable within 60 days after February 29, 2004.

(8)
Includes 28,125 shares of common stock issuable upon exercise of stock options exercisable within 60 days after February 29, 2004.

(9)
Includes 2,500 shares of common stock issuable upon exercise of stock options exercisable within 60 days after February 29, 2004. Also includes 10,000 shares of common stock issuable upon exercise of a warrant held by Mr. Klein.

(10)
Includes 39,625 shares of common stock issuable upon exercise of stock options exercisable within 60 days after February 29, 2004.

(11)
Includes 232,970 shares of common stock owned by Canaan Equity Partners and 14,625 shares of common stock issuable upon exercise of stock options exercisable within 60 days after February 29, 2004. Dr. Rudnick is a general partner of Canaan Equity Partners and has voting and investment control over the shares owned by that entity. Dr. Rudnick disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(12)
Includes 333,821 shares of common stock owned by Merifin Capital N.V. and 1,636 shares of common stock issuable upon exercise of a warrant held by Merifin Capital N.V. exercisable within 60 days after February 29, 2004. Also includes 14,625 shares of common stock issuable upon exercise of stock options held by Mr. Wright exercisable within 60 days after February 29, 2004. Mr. Wright serves on the board of directors and as an executive director of Merifin Capital Inc., an affiliate of Merifin Capital N.V. Mr. Wright disclaims beneficial ownership of the shares owned by Merifin Capital N.V. except to the extent of his pecuniary interest therein.

(13)
Includes 956,867 shares of common tock issuable upon exercise of stock options or warrants exercisable within 60 days after February 29, 2004.

Stock Performance Graph

        The following graph compares the percentage change in cumulative stockholder return on our common stock for the period from August 2, 2000 (the first day of trading of our common stock) to December 31, 2003, with the cumulative total return on the NASDAQ Stock Market (U.S.) Index and the NASDAQ Pharmaceuticals Index. The graph assumes the investment on August 2, 2000 of $100.00 in our common stock (at the closing price of our common stock on August 2, 2000), the NASDAQ Stock Market (U.S.) Index and the NASDAQ Pharmaceuticals Index, with all dividends, if any, reinvested.

COMPARISON OF 41 MONTH CUMULATIVE TOTAL RETURN*
AMONG GENAISSANCE PHARMACEUTICALS, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ PHARMACEUTICALS INDEX

	Aug. 2, 2000	Sept. 30, 2000	Dec. 31, 2000	March 1, 2001	June 1, 2001	Sept. 1, 2001	Dec. 1, 2001	March 2, 2002	June 2, 2002	Sept. 2, 2002	Dec. 2, 2002	March 3, 2003	June 3, 2003	Sept. 3, 2003	Dec. 3, 2003
Genaissance Pharmaceuticals, Inc.	$100.00	$128.79	$112.06	$50.20	$87.41	$24.22	$28.95	$18.43	$8.22	$3.67	$5.42	$8.72	$9.59	$11.83	$18.68
NASDAQ Stock Market (U.S.)	100.00	100.28	67.15	50.12	59.07	40.98	53.28	50.46	40.22	32.27	36.81	$37.12	$44.76	$49.28	$55.17
NASDAQ Pharmaceuticals Index	100.00	112.24	93.53	69.26	86.04	69.37	79.71	71.28	50.55	46.59	51.48	$55.76	$69.93	$73.85	$75.49

Section 16(a) Beneficial Ownership Reporting Compliance

        The executive officers and directors and persons who own beneficially more than 10% of our equity securities are required under Section 16(a) of the Exchange Act to file initial reports of ownership and reports of changes in ownership of our securities with the SEC. They must also furnish copies of these reports to us. Based solely on a review of the copies of reports furnished to us, we believe that, except as follows, our executive officers, directors and 10% beneficial owners complied with all applicable Section 16(a) filing requirements during fiscal year 2003, other than as set forth below:

  •
  Joseph Klein was granted a stock option to purchase 5,000 shares of our common stock on October 1, 2003, which was reported on Form 4 filed with the SEC on January 20, 2004;

  •
  Christopher Wright was granted a stock option to purchase 5,000 shares of our common stock on October 1, 2003, which was reported on Form 4 filed with the SEC on January 20, 2004;

  •
  Seth Rudnick was granted a stock option to purchase 5,000 shares of our common stock on October 1, 2003, which was reported on Form 4 filed with the SEC on January 20, 2004;

  •
  Harry H. Penner, Jr. was granted a stock option to purchase 5,000 shares of our common stock on October 1, 2003, which was reported on Form 4 filed with the SEC on January 20, 2004;

  •
  Jürgen Drews was granted a stock option to purchase 5,000 shares of our common stock on October 1, 2003, which was reported on Form 4 filed with the SEC on January 20, 2004; and

  •
  Gualberto Ruaño sold shares of our common stock in the open market, commencing on August 18, 2003 and continuing through August 27, 2003, all of which sales were reported on Form 4 filed with the SEC on August 28, 2003.

Stockholder Proposals for 2005 Annual Meeting

        If you are interested in submitting a proposal for inclusion in the proxy statement and proxy card for our 2005 annual meeting of stockholders, you need to follow the procedures outlined in Rule 14a-8 of the Exchange Act. We must receive your proposal intended for inclusion in the proxy statement at our principal executive offices, Five Science Park, New Haven, Connecticut 06511 Attention: Secretary, no later than December 31, 2004.

        If you wish to present a proposal at the 2005 annual meeting of stockholders, but do not wish to have the proposal considered for inclusion in the proxy statement and proxy card, you must also give written notice to us at the address noted above. Assuming our 2005 annual meeting of stockholders is not more than 30 days before or after May 26, 2005, we must receive the proposal at Five Science Park, New Haven, Connecticut 06511 no later than the close of business on March 11, 2005. However, if the date of the 2005 annual meeting is prior to April 26, 2005 or after June 27, 2005, your notice must be received no later than the close of business on the 45th day prior to the 2005 annual meeting if at least 60 days notice or prior public disclosure of the 2005 annual meeting is given or made. If such 60 days notice or prior public disclosure is not made, your notice must be received no later than the date 15 days after the day on which the notice of the 2005 annual meeting was mailed or public disclosure was made. If you fail to provide timely notice of a proposal to be presented at the 2005 annual meeting, the chairman of the meeting will disregard the proposal.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Marcia Passavant, Genaissance Pharmaceuticals, Inc., Five Science Park, New Haven, Connecticut 06511, (203) 773-1450. If you would like to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Other Matters

        We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of our common stock and series A preferred stock. In addition to the use of mails, proxies may be solicited by officers and any of our regular employees in person, by telephone, facsimile, email and other means. We expect that the costs incurred in the solicitation of proxies will be nominal.

        In addition to our annual report of stockholders, which is being mailed with this proxy statement to stockholders, any holder or beneficial owner of our common stock and series A preferred stock may obtain, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the SEC. We will furnish any exhibit to our Annual Report on Form 10-K upon the payment of a reasonable fee, which shall be limited to our reasonable expenses in furnishing such exhibit. Written requests for copies of our Annual Report on Form 10-K should be addressed to Marcia Passavant, Genaissance Pharmaceuticals, Inc., Five Science Park, New Haven, Connecticut 06511.

        The board hopes that you will attend the meeting. Whether or not you plan to attend, it is important that your shares be represented at the meeting. Please complete your proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the meeting and vote in person, your proxy will not be used.

By order of the Board of Directors, Ben D. Kaplan Secretary
April 28, 2004 New Haven, Connecticut

Appendix A

GENAISSANCE PHARMACEUTICALS, INC.

AUDIT COMMITTEE CHARTER

A.    Purpose

  The purpose of the Audit Committee is to assist the Board of Directors' oversight of the Company's accounting and financial reporting processes and the audits of the Company's financial statements.

B.    Structure and Membership

  1.
  Number.    The Audit Committee shall consist of at least three members of the Board of Directors.

  2.
  Independence.    Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be independent as defined by NASDAQ rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

  3.
  Financial Literacy.    Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company's annual report filed with the SEC), at least one member of the Audit Committee shall be an "audit committee financial expert" (as defined by applicable SEC rules).

  4.
  Chair.    Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

  5.
  Compensation.    The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

  6.
  Selection and Removal.    Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.    Authority and Responsibilities

  General

  The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor's report.

  Oversight of Independent Auditors

  1.
  Selection.    The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

  2.
  Independence.    The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

  3.
  Compensation.    The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

  4.
  Preapproval of Services.    The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

  5.
  Oversight.    The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

    •
    critical accounting policies and practices;

    •
    alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

      •
      other material written communications between the independent auditor and Company management.

  Audited Financial Statements

  6.
  Review and Discussion.    The Audit Committee shall review and discuss with the Company's management and independent auditor the Company's audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

  7.
  Recommendation to Board Regarding Financial Statements.    The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

  8.
  Audit Committee Report.    The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

  Review of Other Financial Disclosures

  9.
  Independent Auditor Review of Interim Financial Statements.    The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor's review of interim financial information.

  Controls and Procedures

  10.
  Oversight.    The Audit Committee shall coordinate the Board of Directors' oversight of the Company's internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.

  11.
  Procedures for Complaints.    The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  12.
  Related-Party Transactions.    The Audit Committee shall review all "related party transactions" (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an ongoing basis, and all such transactions must be approved by the Audit Committee.

  13.
  Additional Powers.    The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.    Procedures and Administration

  1.
  Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities.    The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management and (iii) the Company's internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

  2.
  Subcommittees.    The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

  3.
  Reports to Board.    The Audit Committee shall report regularly to the Board of Directors.

  4.
  Charter.    At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

  5.
  Independent Advisors.    The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

  6.
  Investigations.    The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

  7.
  Funding.    The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

  8.
  Annual Self-Evaluation.    At least annually, the Audit Committee shall evaluate its own performance.

Appendix B

PROXY	GENAISSANCE PHARMACEUTICALS, INC.	PROXY

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 26, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF GENAISSANCE PHARMACEUTICALS, INC.

        The undersigned, having received notice of the annual meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoint(s) Kevin L. Rakin and Ben D. Kaplan (each with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of Genaissance Pharmaceuticals, Inc. (the "Company") to be held on Wednesday, May 26, 2004 at 10:00 a.m., Eastern time, at the Company's corporate headquarters located at Five Science Park, New Haven, Connecticut 06511, and any adjourned or postponed session thereof, and there to vote and act, as indicated, upon the matters on the reverse side in respect of all shares of common stock, par value $.001 per share (the "Common Stock"), and series A preferred stock, par value $.001 per share (the "Series A Preferred Stock"), of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. None of the proposals herein is conditioned upon the approval of any other proposal.

        Attendance of the undersigned at the annual meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates thereat the intention of the undersigned to vote said shares of Common Stock and/or Series A Preferred Stock in person. If the undersigned hold(s) any such shares in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY
IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE

(Continued and to be signed on the reverse side)

            COMMENTS:

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

  1.
  To elect the following director as a Class 1 Director for the ensuing three years:
Nominee:	Harry H. Penner, Jr.
☐	FOR the nominee
☐	WITHHOLD AUTHORITY for the nominee

  2.
  To ratify the appointment by the Audit Committee of the Company's Board of Directors of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year.
☐ FOR	☐ AGAINST	☐ ABSTAIN

        The shares of Common Stock and/or Series A Preferred Stock represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any proposal specified therein, this proxy will be voted FOR the proposal. If any other matters properly come before the annual meeting of stockholders, the persons named in this proxy will vote the shares represented by this proxy in their discretion.

        TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

        IMPORTANT—PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date	Signature of Stockholder	Date

NOTE:
Please sign exactly as name appears on this proxy indicating, where proper, official position or representative capacity. When signing as executor, administrator, attorney or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by duly authorized officer. If a partnership, please sign in partnership name, by authorized person.

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GENAISSANCE PHARMACEUTICALS, INC. Five Science Park New Haven, Connecticut 06511 (203) 773-1450
TABLE OF CONTENTS
GENERAL INFORMATION
DISCUSSION OF PROPOSALS
INFORMATION ABOUT CORPORATE GOVERNANCE
INFORMATION ABOUT OUR EXECUTIVE OFFICERS
Summary Compensation
Option Grants In Last Fiscal Year
OTHER INFORMATION
AUDIT COMMITTEE CHARTER